POWER OF ATTORNEY


            Each person whose signature appears below constitutes and appoints Robert D. Thompson and Charles E. Bergeron, or either of them, his or her attorney-in-fact, with power of substitution, to sign a Registration Statement on Form S-3 to register 536,667 shares of common stock of Epitope, Inc., and any amendments thereto, and to file the same (including post-effective amendments), with exhibits and other documents in connection therewith, with the Securities and Exchange Commission.

            This power of attorney has been signed by the following persons in the capacities indicated effective as of March 1, 2000.

        Name                 Title              Name               Title
        ----                 -----              ----               -----
                          Chief
                          Executive
/s/ Robert D. Thompson    Officer,        /s/ Michael J. Paxton    Director
Robert D. Thompson        President, and  Michael J. Paxton
                          Director


/s/ W. Charles Armstrong  Director        /s/ Roger L. Pringle     Director
W. Charles Armstrong                      Roger L. Pringle


/s/ Andrew S. Goldstein   Director        /s/ G. Patrick Sheaffer  Director
Andrew S. Goldstein                       G. Patrick Sheaffer


/s/ Frank G. Hausmann     Director        /s/ Robert J. Zollars    Director
Frank G. Hausmann                         Robert J. Zollars


/s/ Margaret H. Jordan    Director
Margaret H. Jordan


/s/ Charles E. Bergeron   Chief           /s/ Theodore R. Gwin     Controller
Charles E. Bergeron       Financial       Theodore R. Gwin
                          Officer